Exhibit 99.2

FINAL TRANSCRIPT

NRGY - Q1 2007 Inergy, L.P. Earnings Conference Call

Event Date/Time: Feb. 07. 2007 / 11:00AM ET

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FINAL TRANSCRIPT

Feb. 07. 2007 / 11:00AM, NRGY - Q1 2007 Inergy, L.P. Earnings Conference Call

CORPORATE PARTICIPANTS

Brooks Sherman

Inergy LP - CFO

John Sherman

Inergy LP - President, CEO

Phil Elbert

Inergy LP - EVP Propane Operations

Bill Moler

Inergy LP - VP Midstream Operations

CONFERENCE CALL PART I C I PANTS

Matthew Laney

UBS Securities - Analyst

Ron Londe

A.G. Edwards & Sons - Analyst

Sharon Lui

Wachovia Securities - Analyst

Gary Stromberg

Lehman Brothers - Analyst

Michael Savrinsky

[Harbor Age] Capital - Analyst

Yves Siegel

Wachovia Securities - Analyst

Leo Larkin

Standard & Poor’s Equity - Analyst

PRESENTATION

Operator

Good morning. My name is Brandy and I will be your conference operator today. At this time, I would like to welcome everyone to the Inergy first-quarter earnings conference call.

All lines have been placed on meet to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer session. (OPERATOR INSTRUCTIONS).

I would now like to turn the call over to Mr. Brooks Sherman, Chief Financial Officer. Please go ahead, sir.

Brooks Sherman - Inergy LP - CFO

Thank you, Brandy, and thank you, everyone, for joining us. Welcome to Inergy’s first-quarter earnings call for 2007. With me today are John Sherman, our President and CEO, Phil Elbert, our Executive Vice President of our Propane Operations, and Bill Moler, our Vice President of Midstream Operations.

Our format today will be normal for our earnings call. John will have some opening comments; I will then go through the results for the quarter; and then we will open the lines for questions.

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FINAL TRANSCRIPT

Feb. 07. 2007 / 11:00AM, NRGY - Q1 2007 Inergy, L.P. Earnings Conference Call

Before I turn the call over to John I will read our forward-looking statement. In our discussion today, we may communicate forward-looking information. Various risk factors may cause actual results to differ materially from any projections in these forward-looking statements. We provide a detailed discussion of the various risk factors in our SEC filings, and we encourage you to review our filings.

With that, John, I will turn it over to you.

John Sherman - Inergy LP - President, CEO

Thank you, Brooks.

Just a few comments before Brooks runs through the numbers—we feel good about our performance in the quarter. It’s always important to get off to a solid start, and I think we’ve done that. At 64.5 million of adjusted EBITDA, we are in line with our expectations, a little short of plan in our propane business, a little favorable to plan in our midstream business, but all in all, pretty solid and we are well-positioned to achieve our full-year objectives.

In the propane business, our people did an excellent job managing the variables despite weak demand due to weather. Margins continued to expand and our field operating expenses demonstrate that we are progressively operating more efficiently across the platform.

On the acquisitions front, we closed five propane deals, none of them large but all of them meet our criteria and were acquired at values that generate good economic returns for our investors.

As you know, propane deals tend to come in bunches. Our pipeline is active, and I expect that we will be busy as we come out of the winter.

Our natural gas storage business is off to a great start on the year from both an operating standpoint and in its growth and expansion activities.

In October, we began construction of the Phase II expansion project at Stagecoach. We have now completed drilling and installation of three additional wells on the New York side of the property, and they’ve been placed in limited service. The rest of the work will begin this spring when we drill the Pennsylvania wells and connect them to the storage gathering system. We expect to be fully operational by late summer.

We have also continued to actively recontract future capacity at Stagecoach and now enjoy a contract maturity that extends to the middle of 2012. Our average rate for firm storage service is now 35% higher than it was at acquisition, and when Phase II is in service, we will be at a rate 48% higher than that acquisition. Some of this relates to our management of the facility and our re-engineering of the revenue streams towards high-quality fee-based services, but it also speaks to the high value of high-quality gas storage near demand markets, like Stagecoach.

Our Bath New York LPG storage acquisition has successfully integrated, and we are currently running tests to prove integrity for natural gas storage expansion. We should be in a position to make a decision on this expansion by the end of May.

Our West Coast NGL business had a good quarter, should have a solid year, and we are increasing the scale of our current expansions. As disclosed in the press release, we are increasing both the capital investment and our expected return by 50% or more. We are very excited about this project, and we believe it will lead to future—it will lead to more opportunities in the future out West.

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Feb. 07. 2007 / 11:00AM, NRGY - Q1 2007 Inergy, L.P. Earnings Conference Call

Currently, we are very focused on carrying out our responsibility to our investors in the midst of our critical earnings period here in the March quarter. At this point, we feel very good about where we are from that perspective.

Summarizing, we had a solid quarter. We are very confident that we will deliver on our full-year objectives, and we are continuing to expand our view of what we are capable of achieving across these businesses.

With that, I will turn it back to Brooks for a look at the numbers and I look forward to the Q&A.

Brooks Sherman - Inergy LP - CFO

Thanks, John.

Just to walk through the quarter, I will really walk through the income statement, starting with retail gallon sales. As you saw in the press release, we sold about 111 million retail gallons in the December ‘06 quarter versus about 125 million gallons last year. That decrease that you see is primarily attributable to weather, partially offset by increases from acquisitions. As we stated in the press release, the weather for the quarter was about 11% warmer than last year. It’s also worth noting that the stand-alone month of December was about 27% warmer than last year. With our 70% residential customer mix, the weather certainly does affect this quarter.

Our retail margin per gallon improved to about $0.83 a gallon from $0.75 a gallon last year. That $0.08 margin improvement continues the trend that we have achieved, helps to offset the effects of weather, and is driven really by a focus on margin by our operators, including improvement on our retail fixed-price sales, giving us total retail propane gross profit for the quarter on a cash basis of about $92.7 million versus $93.9 million last year.

Our midstream gross profit improved to $12.8 million in this year’s quarter versus 10.3 million last year, reflective of our growth that John alluded to and the trends that we’ve seen in these businesses.

Our other propane gross profit amounted to about $23.8 million in this year’s quarter versus 24.4 million last year, essentially flat with the warm weather that we’ve experienced, the effect of that offset by increases from acquisitions. That nets us down to total gross profit for the ‘06 quarter of about $129.3 million, up from the 128.6 million that we achieved last year.

Our cash operating expenses for the quarter, about $65.5 million. That’s down more than $3 million from the $68.7 million recorded last year. That decrease is driven much like how we have improved our margin in that there is substantial focus on keeping the costs down. As you remember, we talked about that that in our analyst conference back in September, the focus that we have on that. We believe our decentralized structure also contributes to that, especially on our variable costs.

Other income amounted to about $800,000 in the quarter versus 700,000 last year, having us arrive at adjusted EBITDA of $64.6 million in this year’s quarter, up from the 60.6 million that we reported last year, a strong showing, we believe, given the operating environment for the quarter.

Working on down to net income, we have depreciation and amortization of about $20.5 million versus $19.7 million last year. Last year, we also had the effect of FAS 133 on our retail fixed-price program. That is not present this year. It was $16.1 million last year of a non-cash charge, nominal this year in that we have, as we discussed before, implemented a cash flow hedging program enabling us to essentially eliminate those FAS 133 spikes.

Interest expense in the quarter, $13.7 million, up from 13.2 million last year. We feel good about that interest expense. (indiscernible) working capital borrowings from more efficient cash management helps to hold down the interests costs, partially offset by some higher average borrowings, a little bit higher average rates from acquisitions.

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Feb. 07. 2007 / 11:00AM, NRGY - Q1 2007 Inergy, L.P. Earnings Conference Call

We had about a $700,000 loss on sale of assets versus 400,000 last year, 400,000 of income tax last year, none this year, and about $100,000 in equity compensation, having us arrive at net income this year of 29.4 million versus $10.7 million last year.

Briefly on distributable cash flow, in the ‘06 quarter, 64.6 million of adjusted EBITDA reduced by about $13.2 million of cash interest costs, $600,000 of maintenance CapEx. And again, a focus is present on maintenance CapEx as well as OpEx to ensure that we are doing the right things there to have us arrive at total DCF for the quarter of $50.8 million, up from the 46.8 million that we achieved in last year’s quarter.

Before we open it up for questions, I would just point out we did reiterate full-year guidance, staying within that range of about 188 to $200 million of adjusted EBITDA that we still expect of ourselves. In addition, you saw in there our forecasted growth capital projects table. We’ve updated that table that you have seen before; we updated it to show a little bit greater investment, but more so to greater expected EBITDA from those investments, having us arrive at investing about $257 million of capital at almost a 5.5 times multiple. So, we feel very good about those projects moving forward, as John talked about.

I think, with that, Brandy, we would open it up for questions.

QUESTIONS AND ANSWERS

Operator

(OPERATOR INSTRUCTIONS). Matthew [Laney], UBS Securities.

Matthew Laney - UBS Securities - Analyst

Good morning, guys. Two questions, one was on the propane business. You said margins were $0.83 versus $0.75 last year. I was just wondering how much room you have to go on that front. I mean, can you competitively raise margins again in the future if you need to, to make up for, say, lower volume?

Phil Elbert - Inergy LP - EVP Propane Operations

Matthew, this is Phil. Historically, the answer to that question has been yes. Historically, those that have followed us for awhile have heard us say that the last three years, there’s been kind of (indiscernible) the market has been efficient, and offset that with margin. There are a variety of factors as far as looking into the future.

The specific margin increase you’re seeing this year versus last for the quarter is we are always looking for targeted ways to expand margins, but appropriately for the long-term. There were some spots in our fixed-price portfolio, those sales where we firm up the price to customers on an annual basis and hedge them. There were spots where were able last spring and summer to expand those margins in those specific markets.

Going forward, though, we currently see a very favorable margin environment just because, for the most part, we have a very favorable wholesale commodity price platform.

Matthew Laney - UBS Securities - Analyst

So the $0.83 you feel is pretty sustainable?

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Feb. 07. 2007 / 11:00AM, NRGY - Q1 2007 Inergy, L.P. Earnings Conference Call

Phil Elbert - Inergy LP - EVP Propane Operations

Oh, yes.

Matthew Laney - UBS Securities - Analyst

Okay. The second question I have, also related to propane, is, if you can, give me some details on how January has tracked.

Phil Elbert - Inergy LP - EVP Propane Operations

From the standpoint of what? Just (multiple speakers)?

Matthew Laney - UBS Securities - Analyst

Of volumes and margins as well. You know, it got cold towards the end of the month. I just wanted to know what you’re seeing year-over-year on that, on January.

Phil Elbert - Inergy LP - EVP Propane Operations

I think what I would just say, Matthew, is what we see happening currently makes us feeling very confident about the second quarter that will end March 30.

Matthew Laney - UBS Securities - Analyst

Great, thank you very much.

Operator

Ron Londe, A.G. Edwards.

Ron Londe - A.G. Edwards & Sons - Analyst

I’m just curious if there’s been any movement on the Millennium Pipeline, and if you’ve heard any news there.

Bill Moler - Inergy LP - VP Midstream Operations

Ron, this is Bill Moler. The news that we’ve heard is the news that’s public. Millennium is expected to start work on a limited basis this year—we think doing road crossing, stream crossings, river crossings and then complete the pipeline installation next year. And they are targeting an in-service date of November of ‘08. That’s what we understand to be the schedule at this time.

Ron Londe - A.G. Edwards & Sons - Analyst

Okay. So you’re north lateral, when would you start building that?

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Feb. 07. 2007 / 11:00AM, NRGY - Q1 2007 Inergy, L.P. Earnings Conference Call

Bill Moler - Inergy LP - VP Midstream Operations

You know, we’re looking at it right now. We think there’s some synergistic opportunities relative to a river crossing we have to do to perhaps jump on the tails of some Millennium work and save some money. But we may do that river crossing this year and then complete the pipe next year in ‘08. It’s only nine miles; it’s not overly complex.

Ron Londe - A.G. Edwards & Sons - Analyst

Okay. Have there been any further decisions concerning the Bath facility and converting that to natural gas or building a pipeline to interconnect (multiple speakers)?

Bill Moler - Inergy LP - VP Midstream Operations

A couple things—first of all, the Bath facility has performed well in its LPG service. It has met and exceeded our expectations to date. We’re currently in contract negotiations with existing shippers, and even some potential and future shippers interested in LPG business. But at the same time, we are in the process of running subsurface studies, sonars and integrity logs on the caverns to determine comfortably the convertibility of it to natural gas or expandability of it in LPG service. We are also talking to the market, both on the gas and the LPG side. As we’ve said before, the best economic deal wins. We are hoping to make that decision sometime in late spring, around May of this year.

Ron Londe - A.G. Edwards & Sons - Analyst

I have a question for Phil, if he’s still about. We saw the weather in the first—in the second quarter in January kind of turn in the last two weeks to more normal and even colder than normal. It takes awhile for that to translate into gallons, you know, going to people’s tanks. We saw a little bit of a jump in propane prices, which can, over the short term, compress margins. What’s your experience been so far?

Phil Elbert - Inergy LP - EVP Propane Operations

Certainly, the weather is impacting volume. Ron, I agree that there’s a little bit of a lag to get started. By the same token, there’s always a little carryover (indiscernible) weather stops but I would say our demands currently are what we would expect with the weather patterns.

As far as margins, we feel good about the margin environment and no question we’ve seen a little bit of firmness here in the last ten days in the energy markets, but if you look at it from a little bit bigger picture standpoint and compare the energy complex to, say, mid-December, when really, by and large, retail prices are established, we are in quite a bit more favorable shape over kind of a 60-day time frame. So there’s been a little creep in the wholesale cost but we would really describe it as a favorable margin environment right now.

Ron Londe - A.G. Edwards & Sons - Analyst

Okay, thanks.

Operator

Sharon Lui, Wachovia Securities.

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Feb. 07. 2007 / 11:00AM, NRGY - Q1 2007 Inergy, L.P. Earnings Conference Call

Sharon Lui - Wachovia Securities - Analyst

Good morning. I was just wondering if you could give some additional detail on the additional 35 million of CapEx related to the West Coast.

John Sherman - Inergy LP - President, CEO

Yes, Sharon, this is John. You know, that is— it’s the combination of a nominal increase in the capacity (indiscernible) additional storage and operating efficiencies that are coming our way through re-engineering and we are in the engineering and permitting phase of that project. So that’s what I would account for that width.

Sharon Lui - Wachovia Securities - Analyst

Okay. Also, do you have a 2007 growth CapEx budget?

John Sherman - Inergy LP - President, CEO

2007 growth CapEx, outside of these projects and acquisitions I’m assuming your meaning, Sharon?

Sharon Lui - Wachovia Securities - Analyst

No. Actually, I was just wondering what’s the timing of the spending related to these projects. Is it mainly going to be ‘08?

John Sherman - Inergy LP - President, CEO

Yes, the Phase II of Stagecoach will be completed obviously in the coming months here, prior to having that brought online in about September of ‘07, so between now and then, we would complete the spend on Phase II. The bulk of the West Coast spending would occur as we get into late summer ‘07; the bulk of it begins in fiscal ‘08.

Sharon Lui - Wachovia Securities - Analyst

Okay. Also just one final question—you did comment on maintenance CapEx, which looks a bit light year-over-year. Are you still comfortable with I guess the guidance of 6 million, or do you think that might trend a little bit lower?

John Sherman - Inergy LP - President, CEO

I think it could trend a little bit lower, but you know, not materially so.

Sharon Lui - Wachovia Securities - Analyst

Okay, thank you.

Operator

Gary Stromberg, Lehman Brothers.

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Feb. 07. 2007 / 11:00AM, NRGY - Q1 2007 Inergy, L.P. Earnings Conference Call

Gary Stromberg - Lehman Brothers - Analyst

Good morning, guys. Two questions on volumes—one, can you give a little bit more color on retail volumes, maybe what the gross decline was due to weather and then the adds offsetting (indiscernible) acquisitions? I don’t know if you have that granularity.

Brooks Sherman - Inergy LP - CFO

Yes, Gary, I think I can give you some perspective there. You know, first off, a 12/31 cutoff for some of the reasons Ron alluded to of lagging effects with weather, a 12/31 cutoff is a very hard time to analyze volumes.

What I will say to is our same-store delta of approximately 15% is about what we would expect. There’s certainly nothing there that surprises us.

December year-to-date weather is off 11% in our operating areas, but again, the stand-alone month of December being off almost 30% is going to have a pretty significant impact to it.

Gary Stromberg - Lehman Brothers - Analyst

Okay, that’s helpful. Can you give us wholesale gallons in the quarter?

John Sherman - Inergy LP - President, CEO

Wholesale gallons in the quarter totaled 109 million in the ‘06 quarter, versus 128 million in the ‘05 quarter, so weather affects there as well.

Gary Stromberg - Lehman Brothers - Analyst

Okay. Then just finally on the acquisition credit facility, I guess there was 70 million drawn and that’s reflecting Bath, Columbus, and I guess the gross CapEx. Is that right?

John Sherman - Inergy LP - President, CEO

Yes.

Gary Stromberg - Lehman Brothers - Analyst

So what is the capacity of that facility? Is your plan just to draw on that through the course of the year to fund gross CapEx?

Brooks Sherman - Inergy LP - CFO

Yes, the capacity of the facility is it’s a $350 million facility. That is how we are progressing here on these capital expenditures, is to draw upon that facility. You are right.

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Feb. 07. 2007 / 11:00AM, NRGY - Q1 2007 Inergy, L.P. Earnings Conference Call

Gary Stromberg - Lehman Brothers - Analyst

So is it fair to say, just in terms of fine-tuning the model, getting back to the last questioner’s question about CapEx, 2007, you can end the year with plus or minus 200 or so million on that facility. Am I in the right ballpark?

John Sherman - Inergy LP - President, CEO

When you consider the Phase II expenditures that remain and where we are today with that 70 in the south lateral, yes, you are in a decent ballpark there.

Gary Stromberg - Lehman Brothers - Analyst

Okay, great. Thank you. That’s all I had.

Operator

(OPERATOR INSTRUCTIONS). Michael [Savrinsky], [Harbor Age] Capital.

Michael Savrinsky - [Harbor Age] Capital - Analyst

Good morning. Can you explain how or if at all the warmer-than-average weather impacts your profitability and your revenues at Stagecoach?

Bill Moler - Inergy LP - VP Midstream Operations

This is Bill Moler again. The weather at Stagecoach—you know, we offer firm storage service for a fixed demand fee with all of our shippers. We’ve mentioned to you in the past that we are sold out on the Phase I facility and sold out now on the Phase II facility as well. Weather impact really does not have an impact on Stagecoach’s revenues, at least not on the firm revenues. As it has gotten colder, we are seeing an uptick in some interruptible storage business, but that’s not material to the overall revenue flow for Stagecoach.

Michael Savrinsky - [Harbor Age] Capital - Analyst

But is there a way to sort of make that—an inherent hedge that you would be making more money on the Stagecoach when you are making less money on the propane business?

John Sherman - Inergy LP - President, CEO

You know, we look at Stagecoach, as we have talked about before, as a great midstream business. It has ratable earnings through the year. That’s our objective; that’s why it is 100% contracted. As Bill talked about, we get some interruptible revenues out of it, but they are immaterial to the overall picture. We like that business being the ratable cash flow that we’ve talked about.

Michael Savrinsky - [Harbor Age] Capital - Analyst

Okay, excellent. Finally, on the propane end, are you hearing that many of the smaller propane operators had a very difficult first half of the winter and they are suffering, and that they might be putting their businesses up for sale and even along the lines of some of the other publicly traded propane companies? Are you seeing any merger opportunities there?

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FINAL TRANSCRIPT

Feb. 07. 2007 / 11:00AM, NRGY - Q1 2007 Inergy, L.P. Earnings Conference Call

Phil Elbert - Inergy LP - EVP Propane Operations

Michael, this is Phil. I don’t know about the other propane MLPs; I don’t know that I would make any relationship there. But as far as the independents, certainly the 12/31 quarter was challenging for anybody when you are dealing with weather shortfalls. Does that stimulate people into selling? I would actually say severity of the winter really doesn’t have a huge impact. It’s really more of—again, you have a large pipeline of independents out there that, when it’s their time, rarely is that driven by whether the last winter was cold or not. We would expect a similar deal flow, cold or warm.

Operator

Yves Siegel, Wachovia.

Yves Siegel - Wachovia Securities - Analyst

Good morning. Is it possible to quantify what the, on the propane side, what the average price paid by your retail customer was per gallon in the recent quarter?

John Sherman - Inergy LP - President, CEO

When you look at our retail propane?

Yves Siegel - Wachovia Securities - Analyst

I guess what I’m trying to back into is the increase in the gross margin was phenomenal, and so I’m just trying to figure out what kind of pushback you might see at the retail level. Is it possible that some of that was just muted by the fact that propane prices might have been down a little bit, year-over-year?

John Sherman - Inergy LP - President, CEO

Yves, I would say this—Brooks might have the specific number. Our retail selling price, what the consumer is actually paying, is up some from the prior year. The biggest chunk of that increase is really a function of when fixed-priced sales agreements were struck. On a targeted basis, we found room in the market to charge more for those contracts, and you know, that activity occurs in the spring and summer back when crude oil prices were still closer to $70. So that is going to cause some relatively flat cost-of-product data in our financials but some expanding retail pricing. But it’s really more a function of what occurred last spring and summer in marketing programs than short-term postings. (multiple speakers)

Yves Siegel - Wachovia Securities - Analyst

What portion of retail clients opt in on those marketing programs?

Phil Elbert - Inergy LP - EVP Propane Operations

I’m sorry. Say that again?

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Feb. 07. 2007 / 11:00AM, NRGY - Q1 2007 Inergy, L.P. Earnings Conference Call

Yves Siegel - Wachovia Securities - Analyst

What percentage of your retail client base opts into those marketing programs?

Phil Elbert - Inergy LP - EVP Propane Operations

About 25% of our retail business opts for those programs.

John Sherman - Inergy LP - President, CEO

Yves, if you look at our retail propane selling price, it’s just over $1.95 a gallon, on average, in the quarter.

Phil Elbert - Inergy LP - EVP Propane Operations

Similarly, Yves, we—now, again, this is an annual average, but our pricing on those programs tended to expand $0.15 to $0.18 per gallon on a macro level. (indiscernible) kind of fits into Brooks’ number.

Yves Siegel - Wachovia Securities - Analyst

So having said all that, when you analyze the pieces, you still feel comfortable that $0.83 is sort of a doable margin going forward?

Brooks Sherman - Inergy LP - CFO

Yes.

Yves Siegel - Wachovia Securities - Analyst

Okay. Then, as it relates to the SG&A line, the $3 million reduction, would you view that as a permanent reduction going forward, or do you think you’ll see some creep as the year progresses?

John Sherman - Inergy LP - President, CEO

Well, I think you have to look at that, given the period of the winter and the December on the March quarters obviously are the larger quarters for what should be higher variable costs with greater delivery vehicle expense over time, personnel, those kinds of things. So these are the higher quarters. But what I would say is that, when we look at this year-over-year, there has been a focused effort on ensuring that we are spending the right amounts of money and spending as efficiently as we can. So we have seen it decrease this quarter, and we will be similar in line with delivery gallons in the March quarters and going forward.

Yves Siegel - Wachovia Securities - Analyst

Okay. The last question, if I could just push it, when you look at the—back to the propane operational question, are you seeing any increases in steel costs that you sort of recover in the propane margins? How should we think about that?

Brooks Sherman - Inergy LP - CFO

Increase in steel costs primarily (multiple speakers).

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Feb. 07. 2007 / 11:00AM, NRGY - Q1 2007 Inergy, L.P. Earnings Conference Call

Yves Siegel - Wachovia Securities - Analyst

On the tanks?

Phil Elbert - Inergy LP - EVP Propane Operations

On the tank side? You know, that’s really not affecting us, Yves. Again, when you think of us, think of us as really a flat size base business that’s growing through acquisitions. I do think that’s probably a minor influence but on independent retailer who wants to buy market share, that certainly probably factors into part of the reason you’re seeing some ability to expand margins, because it’s more expensive to buy market share back.

Yves Siegel - Wachovia Securities - Analyst

Got it. Well, great. Thanks, guys. You will be happy to hear that it’s below 20 in New York.

John Sherman - Inergy LP - President, CEO

That’s great.

Operator

Leo Larkin, Standard & Poor’s Equity.

Leo Larkin - Standard & Poor’s Equity - Analyst

Good morning. I’d just like to confront again what the maintenance CapEx number is for this year.

Brooks Sherman - Inergy LP - CFO

For this year?

Leo Larkin - Standard & Poor’s Equity - Analyst

Yes, for the fiscal year.

Brooks Sherman - Inergy LP - CFO

Fiscal ‘07—I think really I would just point you back to the guidance on that that we had put out originally of about $6 million. We have 600,000 this quarter, and we may better that 6 million a little bit, but we would leave it at that.

Leo Larkin - Standard & Poor’s Equity - Analyst

Okay, thank you.

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FINAL TRANSCRIPT

Feb. 07. 2007 / 11:00AM, NRGY - Q1 2007 Inergy, L.P. Earnings Conference Call

Operator

(OPERATOR INSTRUCTIONS). I would know like to turn the call back over to Mr. Sherman.

Brooks Sherman - Inergy LP - CFO

Thank you, Brandy. We will just wrap up here and say thank you all very much for your attention and participation, and we look forward to talking to you and seeing you again. Thank you.

John Sherman - Inergy LP - President, CEO

Thank you.

Operator

Thank you. This concludes today’s conference call. You may now disconnect.

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In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

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